DREYFUS MANAGER FUNDS I

CERTIFICATE OF DESIGNATION

          The undersigned hereby certifies that at a meeting duly called and held on June 18, 2013, at which a quorum was present and acting throughout, the Board of Trustees of Dreyfus Manager Funds I (the "Trust"), pursuant to Article III, Section 1 of the Amended and Restated Declaration of Trust of the Trust, authorized a new series of the Trust and designated and unlimited number of shares of beneficial interest, par value $.001 per share, of the classes thereof asset forth below:

Name of New Series	Classes
Dreyfus Research Long/Short Equity Fund	Class A Class C Class I Class Y

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Designation this 18th day of June, 2013.

                                                                                                      DREYFUS MANAGER FUNDS I

                                                                                           By: /s/ Jeff Prusnofsky
                                                                                           Name: Jeff Prusnofsky
                                                                                        Title: Vice President

STATE OF NEW YORK       )
                                                 :  ss.:
COUNTY OF NEW YORK  )

          On this 18th day of June, 2013, before me personally came Jeff Prusnofsky, to me personally known, who, being by me duly sworn, did say that he is a Vice President of the above-referenced Trust and who duly acknowledged to me that he had executed the foregoing instrument as his free act and deed on behalf of the Trust.

                                                                          /s/ Loretta Johnston

                                                                           LORETTA JOHNSTON
                                                                           Notary Public, State of New York
                                                                           No. 01JO5082006
                                                                           Qualified in Bronx County
                                                                           Commission Expires 7/14/15

THE COMMONWEALTH OF MASSACHUSETTS

I hereby certify that, upon examination of this document, duly submitted to me, it appears that the provisions of the General Laws relative to corporations have been complied with, and I hereby approve said articles; and the filing fee having been paid, said articles are deemed to have been filed with me on:

June 27, 2013 04:15 PM

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth